UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2009

MCG Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)

(703) 247-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2009 Annual Incentive Cash Bonus Plan

On June 17, 2009, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MCG Capital Corporation (the “Company”) recommended that the Board approve, and on July 23, 2009, the Board approved, an annual incentive cash bonus plan (the “2009 Annual Incentive Cash Bonus Plan”) for the fiscal year ending December 31, 2009. The 2009 Annual Incentive Cash Bonus Plan provides for the potential payment of cash bonuses, upon the attainment of certain strategic goals, to the following named executive officers of the Company (the “Named Executive Officers”): Steven F. Tunney, President and CEO; Stephen J. Bacica, Executive Vice President and CFO; B. Hagen Saville, Executive Vice President, Business Development; Samuel G. Rubenstein, Executive Vice President and General Counsel; and William B. Ford, Senior Vice President and Managing Director. The remaining executive officers of the Company and key, non-executive employees are also participating in the 2009 Annual Incentive Cash Bonus Plan generally on the same terms as the Named Executive Officers.

The 2009 Incentive Cash Bonus Plan will be administered by the Committee. The Committee will make all awards under the 2009 Incentive Cash Bonus Plan on a discretionary basis. The Committee shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the 2009 Incentive Cash Bonus Plan as it deems advisable. The Committee shall have broad discretion to construe and interpret the terms of the 2009 Incentive Cash Bonus Plan, to make adjustments or amendments to the 2009 Incentive Cash Bonus Plan, to make determinations regarding the weighting or impact of any particular set of criteria or goals that have been satisfied, and to ultimately make determinations as to whether to award such bonus payments under the 2009 Incentive Cash Bonus Plan. The criteria and goals set forth in the 2009 Incentive Cash Bonus Plan are guidelines. The Company has no obligation to make any payments until such time as the Committee makes such determination, in its sole discretion, regardless of whether the criteria and goals discussed below have been satisfied.

The 2009 Annual Incentive Cash Bonus Plan is effective as of January 1, 2009. Each participant in the 2009 Annual Incentive Cash Bonus Plan is assigned a potential target cash bonus amount expressed as a percentage of his or her 2009 annual base salary. For the Named Executive Officers, the approved percentages for 2009 were as follows: President and CEO (50%); Executive Vice President and CFO (50%); Executive Vice President, Business Development (50%); Executive Vice President and General Counsel (50%); and Senior Vice President and Managing Director (40%). The approved percentages among the other participants in the 2009 Annual Incentive Cash Bonus Plan range between 30% and 70% of their 2009 annual base salaries.

The five strategic goals under the 2009 Annual Incentive Cash Bonus Plan are equally weighted and milestones within each specified strategic goal are scaled from 50% to 125%, such that achievement of the 100% level within each of the five strategic goals could result in full payment of the specified target bonus for each individual. Performance below the minimum threshold for a category may result a zero payment for that category and performance above the maximum threshold for a category may result in a score of 125% for such category. In all cases, the Committee has broad discretion to make determinations regarding the payment of any bonus. The following individual and strategic goals have been established for 2009: (1) equity portfolio monetizations; (2) BDC asset coverage ratio; (3) cash earnings from the portfolio; (4) earnings per share; and (5) successful renegotiation of the Company’s credit facilities.

Additionally, certain Named Executive Officers (i.e., Messrs. Tunney, Bacica, Saville and Rubenstein) will have the opportunity to earn the target bonuses specified in their respective employment agreements, or an additional 50% of their base salaries, upon the achievement of specified earnings per share and share price stretch goals. These milestones were designed to meet certain requirements set forth in these employment agreements. The Company does not anticipate any payment under this portion of the program.

All bonus payments will be at the discretion of the Committee. In addition, payments made to the participants under the 2009 Annual Incentive Cash Bonus Plan are predicated upon a minimum Company unrestricted cash balance. In the event that bonuses are earned and the Committee determines to make the bonus payments, but the unrestricted cash balance of the Company is below the established threshold on the proposed payout dates, bonus payments will not be paid until such time as the specified level of unrestricted cash is met for 30 consecutive calendar days. Payment of actual bonuses under the 2009 Annual Incentive Cash Bonus Plan, if any, will be made in two equal installments on each of March 31, 2010 and September 30, 2010, subject to continued employment with the Company.

2009 Long-Term Incentive Program

In addition, on June 17, 2009, the Committee recommended that the Board approve, and on July 23, 2009, the Board approved, a long-term incentive program (the “2009 Long-Term Incentive Program”) for the three year period ending July 22, 2012 (the “Plan Period”). The participants in the 2009 Annual Incentive Cash Bonus Plan are all eligible for awards under the 2009 Long-Term Incentive Program, including the Named Executive Officers, the remaining executive officers and key, non-executive employees.

Each participant in the 2009 Long-Term Incentive Program may receive (i) an award of shares of restricted common stock, to be issued under the Company’s Amended and Restated 2006 Employee Restricted Stock Plan, for which forfeiture restrictions lapse upon the achievement of specified Company share price thresholds (each, a “LTIP Restricted Stock Award”) and (ii) a bonus payable in cash upon the achievement of specified Company share price thresholds (each, an “LTIP Cash Bonus”). Notwithstanding the foregoing, the Committee has sole discretion to make determinations regarding LTIP Restricted Stock Awards and LTIP Cash Bonuses.

The 2009 Long-Term Incentive Program will be administered by the Committee. The Committee will make all awards under the 2009 Long-Term Incentive Program on a discretionary basis. The Committee shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the 2009 Long-Term Incentive Program as it deems advisable. The Committee shall have broad discretion to construe and interpret the terms of the 2009 Long-Term Incentive Program, to make adjustments or amendments to the 2009 Long-Term Incentive Program, to make determinations regarding the weighting or impact of any particular set of criteria or goals that have been satisfied, and to ultimately make determinations as to whether to award LTIP Restricted Stock Awards or LTIP Cash Bonuses under the 2009 Long-Term Incentive Program. The criteria and goals set forth in the 2009 Long-Term Incentive Program are guidelines. The Company has no obligation to make any payments until such time as the Committee makes such determination, in its sole discretion, regardless of whether the criteria and goals discussed below have been satisfied.

LTIP Restricted Stock Awards

The forfeiture restrictions applicable to the shares of restricted common stock subject to each LTIP Restricted Stock Award shall lapse according to the following schedule:

Share Price	Percentage of Shares of Restricted Common Stock for which Forfeiture Restrictions Lapse
$3.00	25%
$4.00	50%
$5.00	75%
$6.00	90%
$7.00	100%

LTIP Cash Bonuses

In the event that the Company’s share price reaches predetermined price thresholds, participants may be eligible to receive their respective pro-rata portion of the aggregate dollar amount reserved by the Company for LTIP Cash Bonuses. LTIP Cash Bonuses are not earned until such time as the Company’s share price reaches $5.00, and the maximum payout is not earned until such time as the Company’s share price reaches $8.00. The table below sets forth the aggregate LTIP Cash Bonus dollar amounts available for distribution to participants at various share price thresholds:

Share Price	Aggregate Dollar Amount for Each Share Price Achieved
$3.00	$0
$4.00	$0
$5.00	$1,000,000
$6.00	$996,000
$7.00	$1,006,000
$8.00	$2,209,000

Effective Date and Payments

The 2009 Long-Term Incentive Program is effective as of July 23, 2009. Share price thresholds must be achieved within the Plan Period and each share price threshold must be maintained for twenty consecutive trading days. Two thirds of the shares of common stock subject to each LTIP Restricted Stock Award will become free from forfeiture, and two thirds of the amount of each LTIP Cash Bonus earned will be awarded, upon achievement of the applicable milestone, with the forfeiture restrictions applicable to the remaining one third of the shares of common stock subject to each LTIP Restricted Stock Award lapsing and the remaining one third of the amount of each LTIP Cash Bonus earned to be awarded, one year after the achievement of the applicable milestone, in each case subject to the participant’s continued employment with the Company.

Awards Under 2009 Long-Term Incentive Program

On June 17, 2009, the Committee recommended and, on July 23, 2009, the Board approved, LTIP Restricted Stock Awards under the 2009 Long-Term Incentive Program to the Company’s Named Executive Officers. The table below illustrates the potential cumulative number of shares of common stock for which forfeiture restrictions could lapse with respect to LTIP Restricted Stock Awards to the Company’s Named Executive Officers upon the achievement of various share price guidelines:

	Share Price Achieved
	$3.00	$4.00	$5.00	$6.00	$7.00	$8.00
Name	Cumulative Shares for which Forfeiture Restrictions could Lapse	Cumulative Shares for which Forfeiture Restrictions could Lapse	Cumulative Shares for which Forfeiture Restrictions could Lapse	Cumulative Shares for which Forfeiture Restrictions could Lapse	Cumulative Shares for which Forfeiture Restrictions could Lapse	Cumulative Shares for which Forfeiture Restrictions could Lapse
Steven F. Tunney	50,000	100,000	150,000	180,000	200,000	200,000
Stephen J. Bacica	18,750	37,500	56,250	67,500	75,000	75,000
B. Hagen Saville	43,750	87,500	131,250	157,500	175,000	175,000
Samuel G. Rubenstein	16,250	32,500	48,750	58,500	65,000	65,000
William B. Ford	10,000	20,000	30,000	36,000	40,000	40,000

The table below illustrates the potential cumulative LTIP Cash Bonuses payable to the Company’s Named Executive Officers upon the achievement of various share price guidelines:

	Share Price Achieved
	$3.00	$4.00	$5.00	$6.00	$7.00	$8.00
Name	Cumulative Bonus Earned	Cumulative Bonus Earned	Cumulative Bonus Earned	Cumulative Bonus Earned	Cumulative Bonus Earned	Cumulative Bonus Earned
Steven F. Tunney	—	—	231,000	462,000	694,000	1,204,000
Stephen J. Bacica	—	—	87,000	173,000	260,000	452,000
B. Hagen Saville	—	—	202,000	405,000	607,000	1,054,000
Samuel G. Rubenstein	—	—	75,000	150,000	225,000	391,000
William B. Ford	—	—	46,000	92,000	139,000	241,000

On June 17, 2009, the Committee recommended and, on July 23, 2009, the Board approved, LTIP Restricted Stock Awards under the 2009 Long-Term Incentive Program with respect to an aggregate of 555,000 shares of restricted common stock to the Company’s Named Executive Officers, and with respect to an aggregate of 310,000 shares of restricted common stock to the Company’s remaining executive officers and key, non-executive employees. Any restricted stock shall be issued under the Company’s Amended and Restated 2006 Employee Restricted Stock Plan, which was previously approved by the Company’s stockholders.

The Company reserves the right to pay discretionary bonuses or other types of compensation outside of the 2009 Annual Incentive Cash Bonus Plan and the 2009 Long-Term Incentive Program.

The foregoing description of the 2009 Annual Incentive Cash Bonus Plan and the 2009 Long-Term Incentive Program is not complete and is qualified in its entirety by the full text of the 2009 Annual Incentive Cash Bonus Plan and the 2009 Long-Term Incentive Program which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of applicable securities laws. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.

Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this Current Report on Form 8-K as of this date and assumes no obligations to update the information included herein or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	MCG Capital Corporation 2009 Annual Incentive Cash Bonus Plan.

10.2	MCG Capital Corporation 2009 Long-Term Incentive Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: July 24, 2009	By:	/s/ Stephen J. Bacica
Stephen J. Bacica
Chief Financial Officer